Exhibit 99.1

CoBiz Financial Reports Second Quarter 2009 Results

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.5 billion in assets, announced a net loss of $15.8 million for the second quarter of 2009. Including dividends on the Company’s preferred shares held by the U.S. Treasury, the net loss available to common shareholders was $16.7 million or $0.72 loss per fully diluted share (EPS) for the second quarter of 2009, as compared to net income of $4.2 million in the second quarter 2008, or $0.18 EPS. For the six months ended June 30, 2009, the net loss attributable to the Company was $62.8 million, and includes a $33.7 million goodwill impairment charge recognized in the first quarter of 2009.

Financial Performance — Second Quarter 2009

•                  Second quarter Operating Income (pre-tax, pre-provision income before losses on securities, other assets, OREO or goodwill impairment) was $11.2 million, as compared to Operating Income of $11.1 million for the first quarter of 2009. For the six months ended June 30, 2009, Operating Income was $22.3 million, versus $19.8 million for the prior year period, an increase of 13%.

•                  Second quarter results include a $35.1 million (pre-tax) loan and credit loss provision, or 150% of net charge-offs ($23.4 million) for the period. The resulting allowance for loan and credit losses (allowance) increased to 3.87% of total loans. For the year, the loan and credit loss provision was $69.0 million and 189% of net charge-offs.

•                  Nonperforming assets ended the quarter at $93.9 million, or 3.70% of total assets, up from $52.5 million or 2.00% of total assets at March 31, 2009.

•                  The net interest margin was stable at 4.38% in the first and second quarters of 2009 as compared to 4.08% in the second quarter of 2008. Adjusting for non-performing assets, the margin was 4.50% in the second quarter versus 4.45% in the first quarter.

•                  The Company recognized a $1.7 million, pre-tax loss on securities, other assets and OREO as compared to $1.4 million in the first quarter of 2009.

•                  FDIC insurance costs were $2.1 million for the second quarter, including $1.2 million related to the FDIC’s 5-basis-point special assessment. This represents an increase of $1.4 million from the first quarter of 2009.

•                  The tangible equity ratio was 6.95% and the tangible common equity ratio was 4.51% at the end of the second quarter of 2009.

•                  Loans outstanding as of June 30, 2009, decreased by $67.7 million to $1.9 billion from March 31, 2009 (linked-quarter).

•                  Deposits and customer repurchase agreements (Customer Repo’s) increased by $71.9 million on a linked-quarter basis, or 16% annualized. Deposits and Customer Repo’s excluding wholesale brokered sources (Customer Funding) increased by $119.7 million on a linked-quarter basis, or 28.4% annualized. Year-over-year, Customer Funding increased by $49.4 million.

“We continue to take a conservative posture in our provisioning for loan losses. Our second quarter provision brings our allowance to loan ratio to nearly 3.9%, one of the strongest in the industry,” said Chairman and CEO Steve Bangert. “While I remain confident in our senior management’s ability to effectively respond to the current credit obstacles, we felt it was prudent to continue building the allowance given the uncertainty in the economy.

“We remain focused on building our franchise during these challenging times and want to ensure we are positioned to take advantage of unique market opportunities that we expect will present themselves. To that end, we recently announced the hiring of Colorado and Arizona market presidents who will oversee all banking operations in their respective markets, provide direction for future growth and free up some of our existing resources to focus on high quality business development opportunities. We will also continue to dedicate appropriate resources through our Special Assets Group to address resolution of problem loans.”

Scott Page, the market president for Colorado Business Bank, has more than 25 years of experience in the Denver banking community. Prior to joining the Colorado bank, he served as executive vice president and director of community banking for Vectra Bank Colorado (a subsidiary of Zions Bank) where he was responsible for the bank’s commercial, executive, business, SBA and statewide branch banking operations. Bruce (Toby) Day, the Arizona Business Bank market president, has more than three decades of banking experience, most recently serving as senior vice president and manager of business banking for Marshall & Ilsley (M&I) Bank Arizona for 11 years.

Loans

Loans for Colorado Business Bank and Arizona Business Bank, collectively the Bank, ended the period just under $2.0 billion, a decrease of $67.7 million, or 13.4%, annualized, over March 2009. Part of the decrease is attributed to net charge-offs of $23.4 million. The Company extended $65.3 million in to new client relationships and $106.3 million in loan advances during the second quarter which was offset by a higher level of pay-downs and maturities. Although we continue to actively market new relationships and gain market share, we have seen a general decrease in loan demand in our markets.

Overall, Commercial and Industrial (C&I) loans comprised 30.9% of the total portfolio as of June 2009. Commercial Real Estate accounted for 51.8%, with owner/occupied properties representing 23.1% of total loans. Construction loans decreased to 12.2% of the portfolio, from 16.5% as of June 2008.

Investment Securities

The Company recognized a $0.35 million pretax Other Than Temporary Impairment (OTTI) valuation loss during the second quarter of 2009. The valuation loss related to two securities: a trust preferred security and a private label, mortgage-backed security (MBS), both of which were previously deemed to have an OTTI.

The Company had securities with a carrying value totaling $466.1 million at June 30, 2009, a decrease of $17.1 million from the prior quarter. The portfolio consists primarily of mortgage-backed securities, the overwhelming majority backed by U.S. government agencies. These securities had a net book value of $388.3 million and a market value of

$399.8 million at quarter end. The remaining MBS are non-agency, private-label securities with a net book value of $6.4 million and a market value of $2.8 million. Investments also include $23.2 million of single-issuer trust preferred securities backed by 15 different financial institutions and $22.4 million of corporate debt securities issued by six S&P 500 companies. The fair value of these securities was $44.1 million at June 30, 2009. The portfolio does not contain any collateralized debt obligations (CDOs) or securities backed by sub-prime mortgage loans.

Deposits and Customer Repo Balances

Deposit and Customer Repo balances ended the period at $1.9 billion, an increase of $93.9 million from the same period in 2008. On a linked-quarter basis, Deposit and Customer Repo balances increased by $71.9 million. Customer Funding (excluding brokered deposits from non-relationship sources) increased $119.7 million on a linked-quarter basis and $49.4 million from the prior year period. The quarterly growth was well diversified, with 60 separate relationships having balance increases of more than $1 million, and is the result of a consistent, focused marketing effort by our business development officers.

Total noninterest-bearing demand accounts represented 27.0% of total deposits as of June 30, 2009, consistent with the linked quarter and prior-year period.

Allowance for Loan and Credit Losses and Credit Quality

Total nonperforming loans (NPLs) increased to $67.4 million as of June 30, 2009, from $43.6 million at March 31, 2009. NPLs to total loans increased to 3.45% at the end of the current quarter, from 2.16% as of the end of the prior linked-quarter. Including Other Real Estate Owned acquired through foreclosure (OREO) of $26.5 million, total nonperforming assets (NPAs) were $93.9 million at quarter end, as compared to $52.5 million as of the prior linked quarter. Part of the increase is attributed to two large relationships totaling $18.3 million, previously disclosed as expected to migrate into NPA status.

NPAs are divided between our two markets consistent with the overall portfolio distribution: 66% of NPAs, or $61.5 million, are within the Colorado portfolio and 34% of the total, or $32.3 million, are in Arizona. Land and Construction loans continue to exhibit the greatest weakness with 14.0% and 4.0%, respectively, of total loans in their category on nonaccrual status. Nonaccruing C&I and Real Estate loans remained relatively benign at 2.0% and 2.2%, respectively. Of the $26.5 million of OREO, $16.3 million, or 62%, was located in Colorado and $10.1 million, or 38%, was located in Arizona.

Although the Colorado economy has outperformed the majority of other metropolitan areas nationally, it began to show increasing signs of weakness during the fourth quarter of 2008. These broader economic trends have impacted our Colorado loan portfolio, which has seen an increase in adversely graded credits. Additionally, the Arizona market continues to be negatively impacted by a severely depressed residential housing market.

The receipt of borrower year-end financial statements as well as focused portfolio reviews by our bankers contributed to an increase in adversely graded credits in both markets over the last six months.

During the second quarter of 2009, the Company recorded a $35.1 million loan and credit loss provision, as compared to $33.9 million for the first quarter of 2009, and $5.6 million for the second quarter of 2008. The Company charged-off (net of recoveries) $23.4 million in loans during the second quarter of 2009 and $13.2 million in the prior linked quarter. Overall, the Company provided $32.4 million more in provision for loan and credit losses than it has charged-off during the year. As a result, the Allowance increased to $75.5 million as of June 30, 2009, from $43.1 million as of December 31, 2008. The Company’s Allowance to total loans held for investment increased to 3.87% as of June 30, 2009, from 2.12% as of December 31, 2008. The Allowance was nearly 112% of NPLs at June 30, 2009.

Shareholders’ Equity and Regulatory Capital

As of the end of the second quarter, total Shareholders’ Equity was $193.1 million. The Company’s total tangible equity was $175.4 million, and its tangible equity to tangible asset ratio was 6.95%.

As of March 31, 2009, (the most recent period available) the Company was significantly in excess of what is considered “Well-Capitalized” with a Tier 1 Capital ratio of 11.55%, and Total Capital ratio of 13.89%. The Company will remain significantly in excess of Well Capitalized guidelines when final regulatory reporting is completed. Under the risk-based capital guidelines, the Allowance qualifies as Tier 2 equity up to 1.25% of risk-weighted assets. Consequently, due to the level of the Company’s provisioning for loan losses, approximately $36.0 million of Allowance was disallowed at March 31, 2009, under the risk-based capital rules, which equated to 1.65% of risk-weighted assets.

Net Interest Income & Margin

Net interest income on a tax equivalent basis for the second quarter of 2009 increased to $26.4 million from $23.7 million for the second quarter of 2008, an 11.6% increase. Net interest income on a tax equivalent basis was $26.8 million for the first quarter of 2009. During the current quarter, our net interest margin (NIM) on a tax equivalent basis expanded to 4.38% vs. 4.08% as of the second quarter of 2008 and was stable on a linked-quarter basis. Second quarter NIM was negatively impacted by the increased level of non-accruing loans, which decreased our reported NIM by approximately 12 basis points.

Average earning asset balances decreased by $56.3 million on a linked-quarter basis, mainly due to a decrease in average investments of $18.4 million, a decrease in average loans of $13.0 million and an increase in average Allowance of $23.1 million (which the Company includes in its interest-earning assets as a contra-asset account). Average Customer Funding (excluding brokered CDs from non-relationship sources) was up by $79.5 million from the prior linked-quarter. As a result of the earning asset decrease and

Customer Funding increase, short-term wholesale funding decreased by $117.3 million on a linked-quarter basis.

Yields on average earning assets decreased 9 basis points (0.09%) from the first quarter of 2009 to the second quarter of 2009, while rates paid on average interest-bearing liabilities decreased 5 basis points (0.05%).

Noninterest Income

Noninterest income increased by $1.9 million on a linked-quarter basis to $8.0 million for the second quarter. Noninterest income was $11.6 million in the second quarter of 2008. As a percentage of total operating revenue, noninterest income was 23.5% for the second quarter of 2009 vs. 33.1% for the prior-year quarter.

In general, all of our business segments have been negatively impacted by current market conditions. Our Insurance Segment’s revenues have been adversely affected by a continued soft premium market for P&C insurance; the decline in the broader equity market has negatively impacted Investment Advisory earnings; and Investment Banking transactions have been curtailed due to market uncertainty and valuation issues.

The second quarter was positively impacted by an increase of $0.7 million in income from earnings on equity method investments, and an increase of $0.3 million in miscellaneous loan fees.

Operating Expenses

Noninterest expenses for the second quarter of 2009 were $24.3 million, as compared to $57.3 million for the first quarter of 2009. First quarter expenses included a $33.7 million goodwill impairment charge. Excluding this charge, noninterest expenses were $23.6 million for the first quarter. Noninterest expenses for the second quarter of 2008 were $22.5 million.

Salaries and employee benefits decreased by $0.8 million on a linked-quarter basis to $13.1 million. Driving the decrease was a reduction in incentive compensation of $0.2 million from the first quarter of 2009, a decrease in 401(k) expense of $0.2 million as a result of the Company’s cost-containment initiative and a reduction in payroll taxes of $0.2 million.

FDIC insurance costs were $2.1 million for the second quarter including $1.2 million related to the FDIC’s 5-basis-point special assessment. FDIC insurance expense was $0.6 million for the first quarter of 2009 and $0.3 million for the second quarter of 2008.

The Company recognized a $1.7 million, pre-tax loss on securities, other assets and OREO in the second quarter, as compared to $1.4 million in the first quarter of 2009 and $9,000 in the second quarter of 2008.

Overall, the Company is experiencing an improvement in its efficiency ratio posting 66.8% for the first six months of 2009 versus 68.7% during the prior year period.

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Tuesday, July 14, 2009, at 8:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=1017371 or by telephone at 877.493.9121, (conference ID #18594509).

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where Management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

Sue Hermann 303.312.3488

About CoBiz Financial

CoBiz Financial Inc. (www.cobizfinancial.com) is a $2.5 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through CoBiz Trust, Alexander Capital Management Group and Wagner Investment Management, Inc.; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,”

“anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

June 30, 2009

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2009	2008	2009	2008
INCOME STATEMENT DATA
Interest income	$32,841	$35,639	$66,375	$73,036
Interest expense	6,615	12,143	13,570	27,562
NET INTEREST INCOME BEFORE PROVISION	26,226	23,496	52,805	45,474
Provision for loan losses	35,249	5,986	68,996	11,017
NET INTEREST INCOME AFTER PROVISION	(9,023)	17,510	(16,191)	34,457
Noninterest income	8,035	11,610	14,156	19,301
Noninterest expense	24,273	22,477	81,601	44,382
INCOME (LOSS) BEFORE INCOME TAXES	(25,261)	6,643	(83,636)	9,376
Provision (benefit) for income taxes	(9,740)	2,420	(20,668)	3,290
NET INCOME (LOSS)	(15,521)	4,223	(62,968)	6,086
Net (income) loss attributable to noncontrolling interest	(290)	(40)	208	(308)
NET INCOME (LOSS) ATTRIBUTABLE TO COBIZ FINANCIAL	$(15,811)	$4,183	$(62,760)	$5,778

Preferred stock dividends	(932)	—	(1,862)	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(16,743)	$4,183	$(64,622)	$5,778

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$(0.72)	$0.18	$(2.79)	$0.25
DILUTED	$(0.72)	$0.18	$(2.79)	$0.25
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	23,194	23,068	23,184	23,043
DILUTED	23,194	23,207	23,184	23,244

COMMON SHARES OUTSTANDING AT PERIOD END (in thousands)			23,460	23,095
BOOK VALUE PER COMMON SHARE			$5.61	$8.33

PERIOD END BALANCES
Total Assets			$2,540,833	$2,548,171
Loans			1,949,590	1,961,177
Loans Held For Sale			2,185	—
Goodwill and Intangible Assets			17,709	51,824
Deposits			1,758,635	1,651,933
Subordinated Debentures			93,150	72,166
Common Shareholders’ Equity			131,518	192,492
Total Shareholders’ Equity			193,132	192,492
Interest-Earning Assets			2,344,099	2,358,157
Interest-Bearing Liabilities			1,848,425	1,889,499

BALANCE SHEET AVERAGES
Average Assets			$2,619,124	$2,450,269
Average Loans			2,018,810	1,892,083
Average Deposits			1,675,491	1,763,047
Average Subordinated Debentures			93,150	72,166
Average Equity			230,433	194,772
Average Interest-Earning Assets			2,447,402	2,282,192
Average Interest-Bearing Liabilities			1,920,804	1,807,583

CoBiz Financial Inc.

June 30, 2009

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2009	2008	2009	2008

PROFITABILITY MEASURES
Net Interest Margin	4.38%	4.08%	4.38%	4.03%
Efficiency Ratio	66.47%	64.07%	66.78%	68.75%
Return on Average Assets	(2.46)%	0.67%	(4.83)%	0.47%
Return on Average Shareholders’ Equity	(30.77)%	8.64%	(55.13)%	5.97%
Noninterest Income as a Percentage of Operating Revenues	23.45%	33.07%	21.14%	29.80%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and accruing interest			$35	$1,096
Nonaccrual loans			67,394	19,078
Total nonperforming loans			$67,429	$20,174
OREO & Repossessed Assets			26,461	2,580
Total nonperforming assets			$93,890	$22,754

Charge-offs			(37,094)	(5,362)
Recoveries			503	29
Net Charge-offs			$(36,591)	$(5,333)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			3.70%	0.89%
Nonperforming Loans to Total Loans			3.45%	1.03%
Nonperforming Loans and OREO to Total Loans and OREO			4.75%	1.16%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)			3.87%	1.32%
Allowance for Loan and Credit Losses to Nonperforming Loans			111.99%	128.66%

				Total Loans	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	% of Loans
Commercial	$8,204	$3,595	$11,799	$603,278	1.96%
Real Estate - mortgage	24,826	15,095	39,921	1,009,960	3.95%
Real Estate - construction	8,904	3,499	12,403	237,663	5.22%
Consumer	3,276	30	3,306	85,385	3.87%
Other Loans	—	—	—	15,489	—
Other Real Estate Owned	16,332	10,129	26,461	—	—
NPAs	$61,542	$32,348	$93,890	$1,951,775

Total Loans	$1,240,255	$711,520	$1,951,775
Total Loans and OREO	1,256,587	721,649	1,978,236

Nonperforming Loans to Total Loans	3.65%	3.12%	3.45%
Nonperforming Loans and OREO to Total Loans and OREO	4.90%	4.48%	4.75%

CoBiz Financial Inc.

June 30, 2009

(unaudited)

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
(in thousands, except per share amounts)	Banking	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended June 30, 2009	$27,330	$1	$(3)	$(4)	$(1,098)	$26,226
Quarter ended March 31, 2009	27,809	3	—	(2)	(1,231)	26,579
Annualized quarterly growth	(6.9)%	(267.4)%	(100.0)%	(401.1)%	43.3%	(5.3)%

Quarter ended June 30, 2008	$24,606	$12	$(4)	$(2)	$(1,116)	$23,496
Annual growth	11.1%	(91.7)%	25.0%	(100.0)%	1.6%	11.6%

Noninterest income
Quarter ended June 30, 2009	$2,773	$399	$1,308	$2,795	$760	$8,035
Quarter ended March 31, 2009	1,929	104	1,224	3,384	(520)	6,121
Annualized quarterly growth	175.5%	1,137.7%	27.5%	(69.8)%	987.3%	125.4%

Quarter ended June 30, 2008	$2,502	$3,196	$1,739	$4,153	$20	$11,610
Annual growth	10.8%	(87.5)%	(24.8)%	(32.7)%	3,700.0%	(30.8)%

Net income
Quarter ended June 30, 2009	$(13,808)	$(376)	$(325)	$(202)	$(1,100)	$(15,811)
Quarter ended March 31, 2009	(27,791)	(1,322)	(3,470)	(13,220)	(1,146)	(46,949)
Annualized quarterly growth	201.8%	287.0%	363.5%	395.0%	16.1%	266.0%

Quarter ended June 30, 2008	$4,659	$901	$(79)	$83	$(1,381)	$4,183
Annual growth	(396.4)%	(141.7)%	(311.4)%	(343.4)%	20.3%	(478.0)%

Earnings per share (diluted)
Quarter ended June 30, 2009	$(0.60)	$(0.02)	$(0.01)	$(0.01)	$(0.08)	$(0.72)
Quarter ended March 31, 2009	(1.20)	(0.06)	(0.15)	(0.57)	(0.09)	(2.07)
Annualized quarterly growth	200.4%	260.5%	374.3%	394.1%	42.9%	261.3%

Quarter ended June 30, 2008	$0.20	$0.04	$(0.00)	$0.00	$(0.06)	$0.18
Annual growth	(398.9)%	(151.5)%	(193.8)%	(379.6)%	(34.4)%	(499.4)%

(in thousands)						Consolidated
Total loans
At June 30, 2009						$1,951,775
At March 31, 2009						2,019,450
Annualized quarterly growth						(13.4)%

At June 30, 2008						$1,961,177
Annual growth						(.5)%

Total deposits and customer repurchase agreements
At June 30, 2009						$1,877,593
At March 31, 2009						1,805,677
Annualized quarterly growth						16.0%

At June 30, 2008						$1,783,650
Annual growth						5.3%

CoBiz Financial Inc.

June 30, 2009

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2009	2009	2008	2008	2008

COMMERCIAL BANKING
Income Statement
Total interest income	$32,820	$33,508	$35,780	$36,012	$35,597
Total interest expense	5,490	5,699	8,603	10,496	10,991
Net interest income	27,330	27,809	27,177	25,516	24,606
Provision for loan losses	35,249	33,747	23,444	5,335	5,986
Net interest income (loss) after provision	(7,919)	(5,938)	3,733	20,181	18,620
Noninterest income	2,773	1,929	1,475	3,048	2,502
Noninterest expense	10,323	23,490	9,184	8,485	7,546
Income (loss) before income taxes	(15,469)	(27,499)	(3,976)	14,744	13,576
Provision (benefit) for income taxes	(4,768)	(4,813)	(1,994)	5,680	5,031
Net income (loss) before management fees and overhead allocations	$(10,701)	$(22,686)	$(1,982)	$9,064	$8,545
Management fees and overhead allocations, net of tax	3,107	5,105	4,740	3,772	3,886
Net income (loss)	$(13,808)	$(27,791)	$(6,722)	$5,292	$4,659

INVESTMENT BANKING
Income Statement
Total interest income	$1	$3	$8	$11	$12
Total interest expense	—	—	—	—	—
Net interest income	1	3	8	11	12
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	1	3	8	11	12
Noninterest income	399	104	504	1,062	3,196
Noninterest expense	955	3,146	1,142	1,369	1,679
Income (loss) before income taxes	(555)	(3,039)	(630)	(296)	1,529
Provision (benefit) for income taxes	(209)	(1,755)	(247)	(102)	588
Net income (loss) before management fees and overhead allocations	$(346)	$(1,284)	$(383)	$(194)	$941
Management fees and overhead allocations, net of tax	30	38	34	41	40
Net income (loss)	$(376)	$(1,322)	$(417)	$(235)	$901

INVESTMENT ADVISORY AND TRUST
Income Statement
Total interest income	$—	$—	$—	$—	$—
Total interest expense	3	—	3	—	4
Net interest income	(3)	—	(3)	—	(4)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(3)	—	(3)	—	(4)
Noninterest income	1,308	1,224	1,413	1,517	1,739
Noninterest expense	1,698	4,736	1,255	1,570	1,703
Income (loss) before income taxes	(393)	(3,512)	155	(53)	32
Provision (benefit) for income taxes	(152)	(153)	51	7	22
Net income (loss) before management fees and overhead allocations	$(241)	$(3,359)	$104	$(60)	$10
Management fees and overhead allocations, net of tax	84	111	66	80	89
Net income (loss)	$(325)	$(3,470)	$38	$(140)	$(79)

CoBiz Financial Inc.

June 30, 2009

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2009	2009	2008	2008	2008

INSURANCE
Income Statement
Total interest income	$—	$—	$—	$—	$—
Total interest expense	4	2	4	2	2
Net interest income	(4)	(2)	(4)	(2)	(2)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(4)	(2)	(4)	(2)	(2)
Noninterest income	2,795	3,384	3,594	3,743	4,153
Noninterest expense	2,966	16,512	3,353	3,488	3,839
Income (loss) before income taxes	(175)	(13,130)	237	253	312
Provision (benefit) for income taxes	(63)	(24)	85	127	130
Net income (loss) before management fees and overhead allocations	$(112)	$(13,106)	$152	$126	$182
Management fees and overhead allocations, net of tax	90	114	83	101	99
Net income (loss)	$(202)	$(13,220)	$69	$25	$83

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$20	$23	$32	$29	$30
Total interest expense	1,118	1,254	1,571	1,316	1,146
Net interest income	(1,098)	(1,231)	(1,539)	(1,287)	(1,116)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(1,098)	(1,231)	(1,539)	(1,287)	(1,116)
Noninterest income	760	(520)	69	52	20
Noninterest expense	8,331	9,444	8,698	6,791	7,710
Income (loss) before income taxes	(8,669)	(11,195)	(10,168)	(8,026)	(8,806)
Provision (benefit) for income taxes	(4,548)	(4,183)	(3,698)	(3,290)	(3,351)
Net income (loss) before management fees and overhead allocations	$(4,121)	$(7,012)	$(6,470)	$(4,736)	$(5,455)
Management fees and overhead allocations, net of tax	(3,311)	(5,368)	(4,923)	(3,994)	(4,114)
Net income (loss)	$(810)	$(1,644)	$(1,547)	$(742)	$(1,341)
Noncontrolling interest	(290)	498	(34)	(37)	(40)
Net income (loss) attributable to CoBiz Financial	$(1,100)	$(1,146)	$(1,581)	$(779)	$(1,381)

CONSOLIDATED
Income Statement
Total interest income	$32,841	$33,534	$35,820	$36,052	$35,639
Total interest expense	6,615	6,955	10,181	11,814	12,143
Net interest income	26,226	26,579	25,639	24,238	23,496
Provision for loan losses	35,249	33,747	23,444	5,335	5,986
Net interest income (loss) after provision	(9,023)	(7,168)	2,195	18,903	17,510
Noninterest income	8,035	6,121	7,055	9,422	11,610
Noninterest expense	24,273	57,328	23,632	21,703	22,477
Income (loss) before income taxes	(25,261)	(58,375)	(14,382)	6,622	6,643
Provision (benefit) for income taxes	(9,740)	(10,928)	(5,803)	2,422	2,420
Net income (loss) before management fees and overhead allocations	$(15,521)	$(47,447)	$(8,579)	$4,200	$4,223
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$(15,521)	$(47,447)	$(8,579)	$4,200	$4,223
Noncontrolling interest	(290)	498	(34)	(37)	(40)
Net income (loss) attributable to CoBiz Financial	$(15,811)	$(46,949)	$(8,613)	$4,163	$4,183

CoBiz Financial Inc.

June 30, 2009

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except per share amounts)	2009	2009	2008	2008	2008
Interest income	$32,841	$33,534	$35,820	$36,052	$35,639
Interest expense	6,615	6,955	10,181	11,814	12,143
Net interest income before provision	26,226	26,579	25,639	24,238	23,496
Provision for loan losses	35,249	33,747	23,444	5,335	5,986
Net interest income (loss) after provision	(9,023)	(7,168)	2,195	18,903	17,510
Noninterest income:
Deposit service charges	$1,248	$1,177	$1,111	$1,045	$972
Investment advisory and trust income	1,308	1,224	1,413	1,517	1,739
Insurance income	2,795	3,384	3,594	3,743	4,153
Investment banking income	399	104	504	1,062	3,196
Other income	2,285	232	433	2,055	1,550
Total noninterest income	8,035	6,121	7,055	9,422	11,610
Noninterest expense:
Salaries and employee benefits	$13,081	$13,836	$12,052	$13,383	$15,616
Stock based compensation expense	411	409	489	393	462
Occupancy expenses, premises and equipment	3,288	3,274	3,417	3,274	3,247
Amortization of intangibles	169	169	169	166	186
Other operating expenses	5,632	4,584	4,070	3,390	2,957
Impairment of goodwill	—	33,697	0	0	0
Net loss on securities, other assets and OREO	1,692	1,359	3,435	1,097	9
Total noninterest expense	24,273	57,328	23,632	21,703	22,477
Income (loss) before income taxes	(25,261)	(58,375)	(14,382)	6,622	6,643
Provision (benefit) for income taxes	(9,740)	(10,928)	(5,803)	2,422	2,420
Net income (loss)	(15,521)	(47,447)	(8,579)	4,200	4,223
Net (income) loss attributable to noncontrolling interest	(290)	498	(34)	(37)	(40)
Net (income) loss attributable to CoBiz Financial	$(15,811)	$(46,949)	$(8,613)	$4,163	$4,183

Preferred stock dividends	(932)	(930)	(124)	—	—
Net income (loss) available to common shareholders	$(16,743)	$(47,879)	$(8,737)	$4,163	$4,183

Earnings (loss) per common share
Basic	$(0.72)	$(2.07)	$(0.38)	$0.18	$0.18
Diluted	$(0.72)	$(2.07)	$(0.38)	$0.18	$0.18

Weighted average shares outstanding (in thousands)
Basic	23,194	23,174	23,144	23,104	23,068
Diluted	23,194	23,174	23,144	23,232	23,207

Common shares outstanding at period end (in thousands)	23,460	23,421	23,375	23,361	23,095
Book value per common share	$5.61	$6.04	$8.16	$8.33	$8.33

PROFITABILITY MEASURES
Net Interest Margin	4.38%	4.38%	4.15%	4.10%	4.08%
Efficiency Ratio	66.47%	67.09%	61.84%	61.28%	64.07%
Return on Average Assets	(2.46)%	(7.16)%	(1.28)%	0.65%	0.67%
Return on Average Shareholders’ Equity	(30.77)%	(75.65)%	(16.78)%	8.49%	8.64%
Noninterest Income as a Percentage of Operating Revenues	23.45%	18.72%	21.58%	27.99%	33.07%

CoBiz Financial Inc.

June 30, 2009

(unaudited)

	At
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2009	2009	2008	2008	2008
PERIOD END BALANCES
Total Assets	$2,540,833	$2,623,923	$2,684,275	$2,606,107	$2,548,171
Loans	1,949,590	2,016,350	2,031,253	2,001,685	1,961,177
Loans held for sale	2,185	3,100	—	—	—
Goodwill and Intangible Assets	17,709	17,878	51,864	51,658	51,824
Deposits	1,758,635	1,676,482	1,639,031	1,737,262	1,651,933
Subordinated Debentures	93,150	93,150	93,150	92,550	72,166
Common Shareholders’ Equity	131,518	141,555	190,635	194,523	192,492
Total Shareholders’ Equity	193,132	203,049	252,099	194,523	192,492
Interest-Earning Assets	2,344,099	2,441,130	2,498,484	2,421,375	2,358,157
Interest-Bearing Liabilities	1,848,425	1,945,511	1,954,991	1,951,678	1,889,499

LOANS
Commercial	$603,278	$630,567	$648,968	$621,128	$618,677
Real Estate - mortgage	1,009,960	1,039,957	1,017,444	982,084	929,949
Real Estate - construction	237,663	250,767	266,928	305,819	323,554
Consumer	85,385	83,405	86,701	80,336	76,457
Other	13,304	11,654	11,212	12,318	12,540
Gross loans	1,949,590	2,016,350	2,031,253	2,001,685	1,961,177
Less allowance for loan losses	(75,256)	(63,361)	(42,851)	(27,703)	(25,727)
Net loans held for investment	1,874,334	1,952,989	1,988,402	1,973,982	1,935,450
Loans held for sale	2,185	3,100	—	—	—
Total net loans	$1,876,519	$1,956,089	$1,988,402	$1,973,982	$1,935,450

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$524,622	$520,605	$565,948	$528,272	$626,500
Savings	9,432	9,560	9,274	10,617	10,726
Eurodollar	103,303	100,249	88,025	101,723	100,771
Certificates of deposits under $100,000	56,657	59,835	76,559	97,017	89,059
Certificates of deposits $100,000 and over	405,888	311,348	287,039	312,053	340,926
Reciprocal CDARS	117,408	108,961	91,844	125,951	16,341
Brokered deposits	65,972	113,800	66,611	122,093	21,465
Total interest-bearing deposits	1,283,282	1,224,358	1,185,300	1,297,726	1,205,788
Noninterest-bearing demand deposits	475,353	452,124	453,731	439,536	446,145
Customer repurchase agreements	118,958	129,195	133,478	140,264	131,717
Total deposits and customer repurchase agreements	$1,877,593	$1,805,677	$1,772,509	$1,877,526	$1,783,650

BALANCE SHEET AVERAGES
Average Assets	$2,580,448	$2,658,588	$2,668,533	$2,548,811	$2,502,900
Average Loans	2,012,342	2,025,349	2,025,859	1,967,742	1,930,674
Average Deposits	1,719,953	1,630,537	1,711,063	1,738,114	1,752,757
Average Subordinated Debentures	93,150	93,150	92,902	79,837	72,166
Average Shareholders’ Equity	206,127	251,706	204,222	195,124	194,794
Average Interest-Earning Assets	2,419,408	2,475,708	2,479,183	2,374,202	2,334,972
Average Interest-Bearing Liabilities	1,894,779	1,947,119	1,998,161	1,900,532	1,850,421

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and accruing interest	$35	$522	$1,292	$1,650	$1,096
Nonaccrual loans	67,394	43,121	39,786	22,254	19,078
Total nonperforming loans	$67,429	$43,643	$41,078	$23,904	$20,174
OREO and Repossessed Assets	26,461	8,879	5,941	7,008	2,580
Total nonperforming assets	$93,890	$52,522	$47,019	$30,912	$22,754

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	3.70%	2.00%	1.75%	1.19%	0.89%
Nonperforming Loans to Total Loans	3.45%	2.16%	2.02%	1.19%	1.03%
Nonperforming Loans and OREO to Total Loans and OREO	4.75%	2.59%	2.31%	1.54%	1.16%
Allowance for Loan and Credit Losses to Total Loans (excluding loans held for sale)	3.87%	3.16%	2.12%	1.40%	1.32%
Allowance for Loan and Credit Losses to Nonperforming Loans	111.99%	146.12%	104.95%	116.98%	128.66%

CoBiz Financial Inc.

June 30, 2009

(unaudited)

	For the three months ended June 30,
	2009			2008
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$3,647	$21	2.28%	$7,492	$59	3.12%
Investment securities	471,228	6,066	5.15%	420,826	5,431	5.16%
Loans	2,012,342	26,937	5.30%	1,930,674	30,311	6.21%
Allowance for loan losses	(67,809)			(24,020)
Total interest-earning assets	$2,419,408	$33,024	5.26%	$2,334,972	$35,801	6.01%
Noninterest-earning assets
Cash and due from banks	35,082			42,674
Other	125,958			125,254
Total assets	$2,580,448			$2,502,900

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$516,489	$1,457	1.13%	$676,456	$3,227	1.92%
Savings	9,221	11	0.48%	10,969	34	1.25%
Eurodollar	98,314	327	1.32%	108,345	553	2.02%
Certificates of deposit
Brokered	36,270	117	1.29%	65,759	687	4.20%
Reciprocal	116,178	406	1.40%	14,971	119	3.20%
Under $100,000	65,672	412	2.52%	94,118	916	3.91%
$100,000 and over	417,936	2,273	2.18%	342,153	3,077	3.62%
Total interest-bearing deposits	$1,260,080	$5,003	1.59%	$1,312,771	$8,613	2.64%
Other borrowings
Securities sold under agreements to repurchase	119,308	259	0.86%	155,267	715	1.82%
Other short-term borrowings	422,241	232	0.22%	310,217	1,849	2.36%
Long term-debt	93,150	1,121	4.76%	72,166	966	5.30%
Total interest-bearing liabilities	$1,894,779	$6,615	1.39%	$1,850,421	$12,143	2.62%
Noninterest-bearing demand accounts	459,873			439,986
Total deposits and interest-bearing liabilities	2,354,652			2,290,407
Other noninterest-bearing liabilities	17,990			17,699
Total liabilities	2,372,642			2,308,106
Total equity	207,806			194,794
Total liabilities and shareholders’ equity	$2,580,448			$2,502,900
Net interest income - taxable equivalent		$26,409			$23,658
Net interest spread			3.87%			3.39%
Net interest margin			4.38%			4.08%
Ratio of average interest-earning assets to average interest-bearing liabilities	127.69%			126.19%

CoBiz Financial Inc.

June 30, 2009

(unaudited)

	For the six months ended June 30,
	2009			2008
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$4,559	$48	2.09%	$9,036	$166	3.63%
Investment securities	480,367	12,419	5.17%	403,708	10,473	5.19%
Loans	2,018,810	54,279	5.35%	1,892,083	62,708	6.56%
Allowance for loan losses	(56,334)			(22,635)
Total interest earning-assets	$2,447,402	$66,746	5.31%	$2,282,192	$73,347	6.30%
Noninterest-earning assets
Cash and due from banks	35,469			42,152
Other	136,253			125,925
Total assets	$2,619,124			$2,450,269

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$525,854	$2,997	1.15%	$676,255	$7,597	2.26%
Savings	9,738	23	0.48%	11,105	83	1.50%
Eurodollar	97,692	638	1.30%	100,507	1,165	2.29%
Certificates of deposits
Brokered	33,573	186	1.12%	101,630	2,345	4.64%
Reciprocal	108,982	772	2.84%	14,495	267	3.70%
Under $100,000	67,846	944	2.81%	99,470	2,124	4.29%
$100,000 and over	381,871	4,381	2.31%	329,088	6,571	4.02%
Total interest-bearing deposits	$1,225,556	$9,941	1.76%	$1,332,550	$20,152	3.04%
Other borrowings
Securities sold under agreements to repurchase	121,552	531	0.87%	152,510	1,622	2.10%
Other short-term borrowings	480,546	738	0.31%	250,357	3,571	2.82%
Long-term debt	93,150	2,360	5.04%	72,166	2,217	6.08%
Total interest-bearing liabilities	$1,920,804	$13,570	1.50%	$1,807,583	$27,562	3.05%
Noninterest-bearing demand accounts	449,935			430,497
Total deposits and interest-bearing liabilities	2,370,739			2,238,080
Other noninterest-bearing liabilities	17,952			17,417
Total liabilities and preferred securities	2,388,691			2,255,497
Total equity	230,433			194,772
Total liabilities and shareholders’ equity	$2,619,124			$2,450,269
Net interest income - taxable equivalent		$53,176			$45,785
Net interest spread			3.81%			3.25%
Net interest margin			4.38%			4.03%
Ratio of average interest-earning assets to average interest-bearing liabilities	127.42%			126.26%

CoBiz Financial Inc.

June 30, 2009

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

The Company believes these Non-GAAP measurements are useful to an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table reflects adjustments to net income, as reported, to exclude the effects of the provision for loan and credit losses, goodwill impairment and losses on securities, other assets and OREO.

	Three months ended June 30,		Six months ended June 30,		Three months ended
	2009	2008	2009	2008	March 31, 2009

Net income (loss) as reported - GAAP	$(15,811)	$4,183	$(62,760)	$5,778	$(46,949)
Effect of excluding:
Provision (benefit) for income taxes	(9,740)	2,420	(20,668)	3,290	(10,928)
Provision for loan losses	35,249	5,986	68,996	11,017	33,747
Provision for credit losses	(150)	(350)	—	(350)	150
Losses on securities, other assets and OREO	1,692	9	3,051	60	1,359
Goodwill impairment	—	—	33,697	—	33,697

Operating income - Non-GAAP	$11,240	$12,248	$22,316	$19,795	$11,076

Net income % change as reported - GAAP	(478.0)%		(1,186.2)%
Operating income % change - Non-GAAP	(8.2)%		12.7%

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity and tangible assets.  These items have been adjusted to exclude goodwill, intangible assets and preferred stock.

June 30, 2009

Shareholders’ equity as reported - GAAP	$193,132
Goodwill and intangible assets	(17,709)

Tangible equity - Non-GAAP	$175,423
Preferred stock	(61,614)

Tangible common equity - Non-GAAP	$113,809

Total assets as reported - GAAP	$2,540,833
Goodwill and intangible assets	(17,709)

Total tangible assets - Non-GAAP	$2,523,124

Shareholders’ equity to assets as reported - GAAP	7.60%
Tangible equity to tangible assets - Non-GAAP	6.95%
Tangible common equity to tangible assets - Non-GAAP	4.51%